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EXHIBIT 23

P&F INDUSTRIES, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

P&F Industries, Inc.
Farmingdale, New York

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of P&F Industries, Inc. filed on February 18, 1997 and June 14, 2002, of our report dated March 21, 2005, relating to the consolidated financial statements and schedule which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP
New York, New York March 24, 2005

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P&F INDUSTRIES, INC. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM